Exhibit 99.1
PepsiCo Reports 17% First-Quarter Earnings Per Share Increase,
Driven by 9% Revenue Growth
PURCHASE, N.Y., April 25, 2007 – PepsiCo reported a 17% increase in first-quarter earnings per share to $0.65, fueled by a 9% increase in net revenue, with each of the Company’s operating divisions contributing to top-line growth. Division operating profit increased 9%, driven by the broad-based revenue gains.
PepsiCo Chairman Elect and CEO Indra Nooyi said, “We’re pleased with our performance for the first quarter of 2007. The business portfolio performed exceedingly well, with each of our operating divisions showing strong results.
“Our international business performed well on virtually every dimension. Volume gains in snacks and beverages were broad-based, operating margins expanded, and growth was balanced across developed and emerging markets.
“Frito-Lay North America had very strong top-line and bottom-line growth — driven by particularly good performance of our Doritos and SunChips trademarks — and operating margins expanded even as we increased advertising and marketing expense by 13%.
“PepsiCo Beverages North America successfully cycled strong growth from the year-ago quarter. Our advantaged non-carbonated beverage portfolio grew volume 8%, led by strong growth in water and enhanced water and the continued strength of our ready-to-drink tea business, and carbonated beverage performance was in line with our expectations.
“Quaker Foods North America had solid volume growth behind strong Oatmeal performance.”
Ms. Nooyi continued, “Our business momentum is strong coming out of the first quarter, which increases our confidence in the full-year outlook.”
Summary of PepsiCo First Quarter 2007 Results

% Growth Rate
Volume (Servings)	4
Revenue	9
Division Operating Profit	9
Net Income	16
Earnings Per Share	17

Summary of Division First Quarter 2007 Results

	% Growth Rate
	FLNA	PBNA	PI		QFNA	Total PepsiCo
Volume	3.5	1	13/7	*	5	7/3.5	*
Revenue	7	5	19		5	9
Division Operating Profit	7	(1)	29		3	9

*	snacks/beverages
Frito-Lay North America (FLNA) generated 7% revenue growth on strong Doritos and SunChips performance and growth in other macro snacks.
Net revenue grew 7%, reflecting volume growth of 3.5%, positive net pricing and favorable mix. Revenue growth was led by double-digit growth in trademark Doritos, SunChips, trademark Tostitos, and multipack. Quaker-branded snacks also contributed to the growth. Revenue growth was offset somewhat by a mid-single-digit decline in trademark Lay’s. Overall, salty snacks revenue grew 6%, and other macro snacks revenue grew 13%.
Operating margins expanded slightly, as revenue gains more than offset cost increases, including a double-digit increase in advertising and marketing expenses.
PepsiCo Beverages North America (PBNA) volume increased 1% on solid non-carbonated beverage performance.
Bottler case sales volume grew 1% in the quarter, cycling strong 5% growth in the first quarter of 2006. The volume gains were driven by an 8% increase in non-carbonated beverages, partially offset by a 3% decline in carbonated soft drinks (CSD). Across the trademarks, regular CSDs declined mid-single-digits and diet CSDs declined slightly.
Non-carbonated volume performance was led by: double-digit growth in waters and enhanced waters under the Aquafina, Propel and SoBe trademarks; double-digit growth in Lipton ready-to-drink teas; and a low-single-digit increase in Gatorade sports drinks. Tropicana Pure Premium orange juice experienced an expected mid-teens volume decline resulting from a significant price increase.
Net revenue grew 5% driven by positive net pricing — primarily price increases on Tropicana Pure Premium and CSD concentrate, but also reflecting favorable mix from growth of non-carbonated beverages. Acquisitions contributed 2.5 percentage points of growth. These net revenue gains were reduced in part by the timing impact of concentrate shipments and equivalents (CSE), which declined 1% in the quarter.
Operating profit performance reflects: the impact of higher fruit costs, substantially offset by the increased pricing on Tropicana Pure Premium; ongoing supply chain investments and higher raw material costs, partially offset by productivity from new manufacturing

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capacity at Gatorade; the absence of amortization expense recorded in 2006 related to a prior acquisition; and timing-related lower advertising and marketing expenses in 2007.
PepsiCo International (PI) profits increased 29% on strong snacks and beverage growth.
Snacks volume grew 13%, reflecting double-digit growth at Gamesa in Mexico, as well as double-digit growth in Russia, Venezuela, South Africa and Turkey. Additionally, Brazil grew at a mid-single-digit rate. Acquisitions contributed 2 points of growth and additional trading days in Mexico in the quarter contributed approximately 1 point of growth.
Beverage volume grew 7%, cycling very strong 16% growth from the first quarter of 2006. Broad-based volume gains were led by double-digit growth in Venezuela, Russia, Argentina and Brazil, partially offset by single-digit declines in Mexico and Thailand. CSDs grew at a mid-single-digit rate with growth in each of the division’s four largest trademarks — Pepsi, 7-Up, Mirinda and Mountain Dew. Non-carbonated beverages grew at a double-digit rate, with solid growth across the non-carbonated portfolio.
PI Regional Volume Growth First Quarter 2007 Results

	% Growth Rate
	Snacks	Beverages
Latin America	12	8
Europe, Middle East and Africa	12	9
Asia Pacific	19	6
Total PI	13	7
Net revenue grew 19%, driven by the broad-based volume gains and favorable effective net pricing. Foreign currency translation contributed 2.5 percentage points of growth and acquisitions contributed 3 points of growth.
Operating profit grew 29% driven by the revenue growth, partially offset by increased raw material and energy costs. Foreign currency translation contributed 2 percentage points of growth. The absence of amortization expense recorded in 2006 related to prior acquisitions and additional trading days in the quarter collectively contributed 4 points to operating profit growth.
Quaker Foods North America (QFNA) had solid 5% revenue growth, reflecting strong oatmeal sales.
Volume and net revenue each increased 5%, as a result of high-single-digit growth in Oatmeal. Operating profit increased 3% reflecting the net revenue gains and lower advertising and marketing expenses, partially offset by increased raw material costs.
Lower corporate costs, reduced tax rate and share repurchases contributed to EPS growth.

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Corporate departmental expenses, which are included in corporate costs, were approximately equal to the prior year. However, total corporate costs declined, reflecting net gains of $17 million from certain mark-to-market derivatives in 2007, compared to net mark-to-market losses of $10 million in the prior year.
A 240-basis-point reduction in the Company’s tax rate and a 1.3% reduction in weighted average shares outstanding resulting from the Company’s ongoing share-repurchase program also contributed to EPS growth. The tax rate in the quarter is lower than the expected full-year tax rate due primarily to the timing of certain items related to tax planning initiatives and audit settlements.
2007 guidance reaffirmed.
Consistent with previous guidance for full year 2007, the Company expects earnings per share of at least $3.30 per share, cash provided by operating activities is expected to exceed $7.0 billion and net capital spending is expected to be $2.6 billion. The Company’s earnings guidance assumes a full-year tax rate of 27.7%.
About PepsiCo
PepsiCo is one of the world’s largest food and beverage companies with annual revenues of more than $35 billion. Its principal businesses include Frito-Lay snacks, Pepsi-Cola beverages, Gatorade sports drinks, Tropicana juices and Quaker foods. Its portfolio includes 17 brands that generate $1 billion or more each in annual retail sales.
Cautionary Statement
This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations. The Company undertakes no obligation to update any such forward-looking statements. Please see the Company’s filing with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, for a discussion of specific risks that may affect performance.
Miscellaneous Disclosures
Conference Call. At 11 a.m. (Eastern Time) today, the Company will host a conference call with investors to discuss first-quarter 2007 results and the outlook for the full-year 2007. For details, visit the Company’s website at www.pepsico.com.
PI reporting changes. In the first quarter of 2007, the reporting calendars of certain operating units within PI’s reporting segment were changed such that most PI operations will now report on a monthly calendar basis instead of a period reporting basis. As a result of this change, first quarter PepsiCo results primarily reflect international monthly results for the months of January and February. In addition, income for certain non-consolidated international bottling interests was reclassified from bottling equity income and corporate unallocated results to PI’s division operating results, to be consistent with

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PepsiCo’s internal management accountability. Prior period amounts have been adjusted to reflect these changes.
Reconciliation. In discussing financial results and guidance, the Company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found under “PepsiCo Financial Press Releases” on the Company’s website in the “Investors” section.
Bottler Volume. Volume for products sold by PepsiCo’s bottlers is reported by PepsiCo on a monthly basis, with the first quarter comprising January, February and March for North America, and January and February for PepsiCo International.
Bottler Case Sales (BCS). BCS represents physical beverage volume shipped to retailers and independent distributors from both PepsiCo and our bottlers.
Concentrate Shipment Equivalents (CSE). CSE represents PepsiCo’s physical beverage volume shipments to bottlers, retailers and independent distributors.
“Effective net pricing” refers to the combined impact of mix and price. “Net pricing” refers to the combined impact of list price changes, discounts and allowances. “Pricing” refers to the impact of list price changes.
Acquisition impacts to PI regional volume growth: For the quarter, acquisitions contributed 3 points to Europe, Middle East and Africa  region snacks volume and 6 points to Asia Pacific region snacks volume.

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PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Income
(in millions except per share amounts)

	12 Weeks Ended
	3/24/07	3/25/06
	(unaudited)
Net Revenue	$7,350	$6,719

Costs and Expenses
Cost of sales	3,285	2,962
Selling, general and administrative expenses	2,635	2,469
Amortization of intangible assets	11	31

Operating Profit	1,419	1,257

Bottling Equity Income	74	75
Interest Expense	(42)	(62)
Interest Income	22	45

Income before Income Taxes	1,473	1,315

Provision for Income Taxes	377	368

Net Income	$1,096	$947

Diluted
Net Income per Common Share	$0.65	$0.56
Average Shares Outstanding	1,673	1,695

PepsiCo, Inc. and Subsidiaries
Supplemental Financial Information
(in millions)

	12 Weeks Ended
	3/24/07	3/25/06
	(unaudited)
Net Revenue
Frito-Lay North America	$2,553	$2,393
PepsiCo Beverages North America	2,086	1,991
PepsiCo International	2,248	1,892
Quaker Foods North America	463	443

Total Net Revenue	$7,350	$6,719

Operating Profit
Frito-Lay North America	$610	$569
PepsiCo Beverages North America	425	428
PepsiCo International	372	288
Quaker Foods North America	156	151

Division Operating Profit	1,563	1,436
Corporate	(144)	(179)

Total Operating Profit	$1,419	$1,257

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement of Cash Flows
(in millions)

	12 Weeks Ended
	3/24/07	3/25/06
	(unaudited)
Operating Activities
Net income	$1,096	$947
Depreciation and amortization	276	286
Stock-based compensation expense	63	67
Excess tax benefits from share-based payment arrangements	(47)	(34)
Pension and retiree medical plan contributions	(34)	(28)
Pension and retiree medical plan expenses	118	120
Bottling equity income, net of dividends	(57)	(61)
Deferred income taxes and other tax charges and credits	11	20
Change in accounts and notes receivable	(377)	(347)
Change in inventories	(134)	(179)
Change in prepaid expenses and other current assets	(75)	(39)
Change in accounts payable and other current liabilities	(413)	(441)
Change in income taxes payable	269	(140)
Other, net	(70)	2

Net Cash Provided by Operating Activities	626	173

Investing Activities
Capital spending	(267)	(289)
Sales of property, plant and equipment	4	6
Acquisitions and investments in noncontrolled affiliates	(431)	(275)
Cash proceeds from sale of The Pepsi Bottling Group (PBG) stock	94	85
Short-term investments, net	402	800

Net Cash (Used for)/Provided by Investing Activities	(198)	327

Financing Activities
Payments of long-term debt	(26)	(22)
Short-term borrowings, net	14	(691)
Cash dividends paid	(498)	(432)
Share repurchases – common	(882)	(660)
Share repurchases – preferred	(2)	(2)
Proceeds from exercises of stock options	236	436
Excess tax benefits from share-based payment arrangements	47	34

Net Cash Used for Financing Activities	(1,111)	(1,337)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(1)	5

Net Decrease in Cash and Cash Equivalents	(684)	(832)

Cash and Cash Equivalents – Beginning of year	1,651	1,716

Cash and Cash Equivalents – End of period	$967	$884

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions)

	3/24/07	12/30/06
	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$967	$1,651
Short-term investments	770	1,171

Accounts and notes receivable, net	4,123	3,725

Inventories
Raw materials	893	860
Work-in-process	168	140
Finished goods	1,013	926

	2,074	1,926

Prepaid expenses and other current assets	757	657

Total Current Assets	8,691	9,130

Property, plant and equipment, net	9,731	9,687
Amortizable intangible assets, net	627	637

Goodwill	4,596	4,594
Other nonamortizable intangible assets	1,213	1,212

Nonamortizable Intangible Assets	5,809	5,806

Investments in noncontrolled affiliates	3,676	3,690
Other assets	1,296	980

Total Assets	$29,830	$29,930

Liabilities and Shareholders’ Equity
Current Liabilities
Short-term obligations	$1,002	$274
Accounts payable and other current liabilities	6,207	6,496
Income taxes payable	313	90

Total Current Liabilities	7,522	6,860

Long-term debt obligations	1,807	2,550
Other liabilities	4,805	4,624
Deferred income taxes	348	528

Total Liabilities	14,482	14,562

Commitments and Contingencies

Preferred stock, no par value	41	41
Repurchased preferred stock	(122)	(120)

Common Shareholders’ Equity
Common stock	30	30
Capital in excess of par value	479	584
Retained earnings	25,446	24,837
Accumulated other comprehensive loss	(2,238)	(2,246)

	23,717	23,205
Less: Repurchased common stock	(8,288)	(7,758)

Total Common Shareholders’ Equity	15,429	15,447

Total Liabilities and Shareholders’ Equity	$29,830	$29,930

PepsiCo, Inc. and Subsidiaries
Supplemental Share and Option Data
(in millions of shares, except average share and exercise prices, and unaudited)

	12 Weeks Ended
	3/24/07	3/25/06
Beginning Net Shares Outstanding	1,639	1,656
Options Exercised/Restricted Stock Units Converted	8	12
Shares Repurchased	(15)	(12)

Ending Net Shares Outstanding	1,632	1,656

Weighted Average Basic	1,637	1,656
Dilutive securities:
Options	31	33
Restricted Stock Units	4	4
ESOP Convertible Preferred Stock/Other	1	2

Weighted Average Diluted	1,673	1,695

Average Share Price for the period	$63.94	$58.79
Growth Versus Prior Year	9%

Options Outstanding	132	150
Options in the Money	121	150
Dilutive Shares from Options	31	33
Dilutive Shares from Options as a % of Options in the Money	26%	22%

Average Exercise Price of Options in the Money	$44.41	$43.55

Reconciliation of GAAP and Non-GAAP Information
(unaudited)
The financial measures listed below are not measures defined by generally accepted accounting principles (GAAP). However, we believe investors should consider these measures as they are more indicative of our ongoing performance and with how management evaluates our operational results and trends. Specifically, investors should consider the following with respect to our quarterly results:
•	Our 2007 and 2006 division operating profit; and

•	Our 2007 division operating profit growth.
Operating Profit Growth Reconciliation

Quarter Ended
3/24/07
Division operating profit growth	8.8%
Impact of Corporate unallocated	4.1

Total operating profit growth	12.9%